Exhibit 99(a)

WACHOVIA CORPORATION

EXECUTIVE SEVERANCE PAY PLAN

Section 1. The Plan.

1.1 Establishment: Wachovia Corporation (as defined below) has established an employee welfare benefit plan for the exclusive benefit of its Eligible Employees, known as the Wachovia Corporation Executive Severance Pay Plan (the “Plan”).

1.2 Purpose: The purpose of the Plan is to provide Eligible Employees with severance pay benefits if their employment is terminated under certain circumstances. As a “severance pay arrangement” within the meaning of section 3(2)(B)(i) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Plan is not intended to be included in the definitions of “employee pension benefit plan” and “pension plan” set forth under section 3(2) of ERISA. This Plan is intended to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, § 2510.3-2(b). Wachovia Corporation may terminate the Plan at any time. No Eligible Employee shall have a vested right to such benefits under the Plan. In addition, the Plan is intended to constitute an unfunded, uninsured welfare plan maintained for the purposes of providing benefits for a select group of management or highly compensated employees within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, § 2520-104-24, and, as such, to be exempt from all of the provisions of Parts 2, 3, and 4 of Title I of ERISA.

Section 2. Definitions.

As used in the Plan, including Section 1 and this Section 2, references to one gender shall include the other and, unless otherwise indicated by the context:

2.1 “Affiliated Employer” means any employer that is required to be aggregated with Wachovia Corporation pursuant to section 414 of the Code.

2.2 “Appeals Committee” means the designees of the most senior officer of the Human Resources Division of Wachovia Corporation.

2.3 “Base Pay” means

(a) Except as provided in (b) below, Base Pay means a Participant’s monthly Benefits Eligible Compensation, as defined in Appendix A.

(b) For purposes of computing benefits under this Plan for Participants who receive “eligible functional incentive pay” (as set forth in Appendix A1), Base Pay shall be the greater of the Base Pay on the Participant’s Termination Date or the date the Participant is provided official, written notification of the Participant’s Termination Date (as determined in the sole discretion of the Plan Administrator). For all other Participants, Base Pay shall be determined as of the Participant’s Termination Date (regardless of when the Participant receives written notice of the Termination Date).

2.4 “Board” means the Board of Directors of Wachovia Corporation, or the Management Resources and Compensation Committee of such Board (or such other successor committee) when acting for such Board.

2.5 “Closing Date” means the Closing Date, as the term is defined in the Formation Agreement.

2.6 “COBRA” means the continuation coverage requirements of section 4980B of the Code and sections 601 through 609 of ERISA.

2.7 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.8 “Company Seniority Date” means the following:

(a) For any Participant (i) who was employed by First Union on the date immediately prior to November 1, 2001 and who became an Employee of Wachovia on November 1, 2001, or (ii) who was hired by Wachovia on or after November 1, 2001 and who was placed on the payroll of either First Union or Wachovia, Company Seniority Date means the following:

(1) For a Participant who had one or more periods of employment with First Union, and/or who became an Employee of First Union as a result of a merger or acquisition, Company Seniority Date means a calculated, equivalent continuous service date that adds together (i) all service earned in all periods of employment with First Union, including any service credit granted under First Union’s displacement and rehire policy, (ii) service earned during any period of continuous employment with another employer that occurred immediately prior to First Union’s merger with or acquisition of such employer, as reflected in the payroll records of that employer, and (iii) service earned with Wachovia. Company Seniority Date is determined by First Union’s payroll records on the date immediately prior to November 1, 2001, and not by reference to any length of service accrued under the pension plan of either First Union or Wachovia.

(2) For any Participant who had no prior period of employment with First Union prior to the period of employment ending on November 1, 2001, and who did not become an employee of First Union as a result of a merger or acquisition, Company Seniority Date means the Participant’s most recent hire date with First Union.

(3) For any Participant who had no prior period of employment with First Union, Company Seniority Date means the Participant’s most recent hire date with Wachovia.

(b) For any Participant (i) who was employed by the Pre-Merger Wachovia on the date immediately prior to November 1, 2001 and who became an Employee of Wachovia on November 1, 2001, or (ii) who was hired by Wachovia on or after November 1, 2001 and who was placed on the payroll of the Pre-Merger Wachovia, Company Seniority Date means the following:

(1) For any Participant who had one or more periods of employment with the Pre-Merger Wachovia prior to the period of employment ending on November 1, 2001, Company Seniority Date means a calculated, equivalent, continuous service date that adds service earned in all periods of employment with the Pre-Merger Wachovia to the service earned with Wachovia.

(2) For any Participant who had no prior period of employment with the Pre-Merger Wachovia prior to the period of employment ending on November 1, 2001, Company Seniority Date means the Participant’s most recent hire date with the Pre-Merger Wachovia.

(3) For any Participant who had no prior period of employment with the Pre-Merger Wachovia, Company Seniority Date means the Participant’s most recent hire date with Wachovia.

(c) For any Prudential Financial Participant, Company Seniority Date means the Participant’s most recent hire date with Prudential Financial, Inc. or its Subsidiaries (as defined in the Formation Agreement) or such other date as was agreed on by Prudential Financial, Inc. or its Subsidiaries and reflected on the records transmitted to Wachovia as of the Closing Date.

(d) For any SouthTrust Participant, Company Seniority Date means the Participant’s most recent hire date with SouthTrust Corporation; provided that for any SouthTrust Participant who had a break-in-service with SouthTrust Corporation that lasted less than one year, such SouthTrust Participant’s Company Seniority Date shall be the adjusted seniority date calculated by SouthTrust Corporation upon such SouthTrust Participant’s rehire date following his or her break-in-service.

2.9 “Comparable Position” means a position with Wachovia that:

(a) allows the Employee to maintain a work schedule that is no more than a two-hour adjustment to the starting or ending time of the position from which displaced;

(b) does not change the regular scheduled workdays;

(c) is of a type for which the Employee is qualified by work experience, education and/or training;

(d) requires skill sets (i.e. functional knowledge and technical skills) that are at least 50% the same as the position from which displaced;

(e) has no more than a 50% change in job scope and responsibilities;

(f) does not increase commuting distance by more than 30 miles or 30 minutes each way (for positions that are of a telecommuting nature or are essentially mobile, the mileage and time do not apply);

(g) maintains or increases the Employee’s current base rate of pay;

(h) does not negatively impact the Employee’s eligibility to participate in available health plans (i.e., medical, dental, vision) without regard to the plan in which the Employee is currently participating; and

(i) for participants in an incentive plan with established targets for performance, the offer provides a total cash compensation opportunity consisting of base plus variable compensation, at target performance, that is at least 90% of total cash compensation opportunity at target performance, of the current position. This subsection (j) does not apply if the reduction in total cash compensation opportunity, at target performance below the 90% threshold, results from a modification to or termination of an incentive plan or other compensation program that applies to all participants in the plan or program.

The Plan Administrator has the exclusive discretionary authority to determine whether a position is a Comparable Position.

2.10 “Effective Date” means January 1, 2005.

2.11 “Eligible Employee” means an Employee who (a) is an officer (as defined in section 416 of the Code and the applicable regulations thereunder) of Wachovia whose Plan Compensation in the immediately preceding calendar year exceeds $1 million (or such other amount as the Plan Administrator may determine from time to time) or (b) otherwise meets the requirements of a “key employee” as such term is defined in section 416 of the Code and the applicable regulations thereunder. Notwithstanding the foregoing, the term “Eligible Employee” shall not include (A) Employees who are Prudential Transferees (as defined in the Formation Agreement) who were Private Client Group Financial Advisors on or before the Closing Date, or who were Financial Advisors in the Career Development Program on or before the Closing Date, (B) any Employee who is eligible to receive severance benefits under any individual contract or agreement (except as provided in Section 3.7(b) with respect to certain former employees of SouthTrust Corporation), (C) temporary or on-call Employees or Employees who work non-regularly scheduled hours on an occasional basis and (D) Employees employed by Wachovia Securities LLC (a subsidiary of Wachovia Securities Financial Holdings LLC) in positions for which the job codes are listed in Appendix C.

2.12 “Employee” means an individual employed by Wachovia as a common law employee on the United States payroll of Wachovia, and shall not include any person working for Wachovia through a temporary service or on a leased basis or who is hired by Wachovia as an independent contractor, consultant, or otherwise as a person who is not an employee for purposes of withholding federal employment taxes, as evidenced by payroll records or a written agreement with the individual, regardless of any contrary governmental or judicial determination or holding relating to such status or tax withholding.

2.13 “Enhanced Pension Benefit Continuation” means the continued pension benefit accrual described in Section 3.2(b)(2) for which a Participant is eligible under the Plan if the Participant signs and does not revoke his or her signature on a Severance Agreement and Waiver.

2.14 “Enhanced Pension Benefit Continuation Period” means the period of time equal to one-half month for each completed two (2) Years of Service rounded to the nearest whole two (2) year period. The Enhanced Pension Benefit Continuation Period shall begin on the day immediately following the Participant’s Termination Date and shall last a minimum of one and one-half (l 1/2) months and a maximum of three (3) months.

2.15 “Enhanced Severance Pay” means the amount of severance pay a Participant is entitled to receive under Section 3.2(b)(1) if he or she signs and does not revoke his or her signature on a Severance Agreement and Waiver.

2.16 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder.

2.17 “First Union” means the First Union Corporation and its affiliates in existence on October 31, 2001, the date immediately prior to its merger with the Pre-Merger Wachovia.

2.18 “Formation Agreement” means the Retail Brokerage Formation Agreement by and between Wachovia Corporation and Prudential Financial, Inc. dated February 19, 2003.

2.19 “Participant” means any Eligible Employee who meets the requirements of Section 3.1 and is entitled to severance pay under the Plan.

2.20 “Plan” means the Wachovia Corporation Executive Severance Pay Plan, as set forth herein effective as of January 1, 2005, or as duly amended from time to time.

2.21 “Plan Administrator” means Wachovia Corporation, the most senior officer of the Human Resources Division of Wachovia Corporation, the committee or any other entity or person(s) designated by the Board.

2.22 “Plan Compensation” means the cash compensation received from Wachovia, including cash bonuses and incentive payments, determined without regard to any elective deferrals of compensation under a pension or welfare benefit plan or a nonqualified deferred compensation plan. Plan Compensation shall exclude equity compensation awards and payments of amounts previously deferred.

2.23 “Plan Year” means the twelve-month period ending on December 31 of each year.

2.24 “Pre-Merger Wachovia” means Wachovia Corporation and its affiliates as in existence on October 31, 2001, the date immediately prior to its merger with First Union.

2.25 “Prudential Financial Participant” means a Participant who is a Prudential Transferee (as defined in the Formation Agreement) other than any Prudential Transferees who (a) do not perform services in the United States, (b) were Private Client Group Financial Advisors on or before the Closing Date, or (c) were financial advisors in the Career Development Program on or before the Closing Date.

2.26 “Severance Agreement and Waiver” means an agreement between a Participant and Wachovia that includes a waiver of all claims the Participant might have against Wachovia, the Plan Administrator, and any other parties designated in the Severance Agreement and Waiver. Signing of this Severance Agreement and Waiver is a condition of the Participant’s receipt of Enhanced Severance Benefits described in Section 3.2(b). The terms of the Severance Agreement and Waiver will be determined in the sole discretion of the Plan Administrator.

2.27 “Severance Pay and Benefits Summary” means a document provided to an Eligible Employee whose employment will be terminated as a result of a position elimination or a reduction in force that includes summary information on the Plan, as well as other benefits available to such Eligible Employee.

2.28 “SouthTrust Merger” means the merger of SouthTrust Corporation with and into Wachovia Corporation in accordance with the terms of the merger agreement dated June 20, 2004.

2.29 “SouthTrust Participant” means a former employee of SouthTrust Corporation who becomes an Employee of Wachovia in connection with the SouthTrust Merger.

2.30 “Standard Pension Benefit Continuation” means the continued pension benefit accrual described in Section 3.2(a)(2) for which a Participant is eligible if the Participant does not sign, or revokes his or her signature on, a Severance Agreement and Waiver.

2.31 “Standard Severance Pay” means the amount of severance pay described in Section 3.2(a)(1) a Participant is eligible to receive if the Participant does not sign, or revokes his or her signature on, a Severance Agreement and Waiver.

2.32 “Termination Date” means the Employee’s job end date, as determined by Wachovia, in its sole and absolute discretion.

2.33 “Wachovia” means, collectively or individually as the context may indicate, Wachovia Corporation and any Affiliated Employer, or any successor to either such entity.

2.34 “Wachovia Corporation” means the entity formed from the merger between Pre-Merger Wachovia and First Union on November 1, 2001 and which is known as Wachovia Corporation, a North Carolina corporation with its principal office at Charlotte, North Carolina.

2.35 “Years of Service” means:

(a) For a Participant other than a Prudential Financial Participant or a SouthTrust Participant, the total number of whole years the Participant was an Employee of First Union, the Pre-Merger Wachovia, and/or Wachovia, and is calculated from his or her Company Seniority Date.

(b) For a Prudential Financial Participant, the total number of whole years the Participant was an Employee of Wachovia, Prudential Financial, Inc. and/or its Subsidiaries (as defined in the Formation Agreement) and is calculated from his or her Company Seniority Date.

(c) For a SouthTrust Participant, the total number of whole years the Participant was an Employee of SouthTrust Corporation and Wachovia, calculated from his or her Company Seniority Date.

Section 3. Benefits.

3.1 Entitlement to Severance Pay: To be eligible for severance benefits, an Eligible Employee must be terminated because of (i) an immediate reduction in the work force which takes effect without prior notice, or (ii) an elimination of the Eligible Employee’s job or position. An Eligible Employee will not be eligible to receive severance benefits under any of the following circumstances:

(a) The Eligible Employee voluntarily terminates employment:

(b) The Eligible Employee resigns employment before the Termination Date specified by Wachovia or while Wachovia still desires the Eligible Employee’s services;

(c) The Eligible Employee’s employment is terminated for cause such as misconduct or poor performance, as determined in the discretion of the Plan Administrator;

(d) The Eligible Employee retires under conditions not involving the elimination or termination of the job;

(e) The Eligible Employee’s employment is terminated due to the Eligible Employee’s death or long-term disability (as determined by Wachovia in a manner consistent with its then-existing policies and applicable law);

(f) The Eligible Employee does not return to work within six (6) months of the onset of an approved leave of absence, other than a personal, educational or military leave;

(g) The Eligible Employee does not return to work within three (3) months of the onset of a personal or educational leave of absence;

(h) The Eligible Employee continues in employment in a Comparable Position or in a non-Comparable Position or has the opportunity to continue in employment in the same or in a Comparable Position with Wachovia; or

(i) The Eligible Employee’s employment with Wachovia terminates as a result of a sale of stock or assets of Wachovia, merger, consolidation, joint venture or a sale or outsourcing of a business unit or function, or other transaction, and the Eligible Employee accepts employment, or has the opportunity to continue employment in a Comparable Position, with the purchaser, joint venture, or other acquiring or outsourcing entity, or a related entity of either Wachovia or the acquiring entity. The payment of severance benefits in the circumstances described in this subsection (i) would result in a windfall to the Eligible Employee, which is not the intention of the Plan. For purposes of this subsection (i), whether a position is a Comparable Position is determined at the time the offer of employment is made, and any subsequent change to the position, whether or not it makes the position non-Comparable, will not result in the Employee becoming eligible for severance benefits under this Plan.

The Plan Administrator has the sole discretion to determine an Eligible Employee’s eligibility to receive severance benefits.

An Eligible Employee returning from approved military leave will be eligible for severance benefits if: (i) he or she is eligible for reemployment under the provisions of the Uniformed Services Employment and Reemployment Rights Act (USERRA); (ii) his or her pre-military leave job is eliminated; and (iii) Wachovia’s circumstances are changed so as to make reemployment in another position impossible or unreasonable, or re-employment would create an undue hardship for Wachovia. If the Eligible Employee returning from military leave qualifies for severance benefits, his or her severance benefits will be calculated as if he or she had remained continuously employed from the date he or she began his or her military leave.

3.2 Amount of Severance Benefits for Participants: Participants will be entitled to receive the following severance pay and will be eligible for continued benefits under the Plan depending upon their job category, completed Years of Service, and whether they sign a Severance Agreement and Waiver; provided that Prudential Financial Participants will be entitled to receive severance pay in accordance with Section 3.3.

(a) Standard Severance Benefits. A Participant who does not sign, or who revokes his or her signature on, a Severance Agreement and Waiver will receive Standard Severance Pay and Standard Pension Benefit Continuation.

(1) Standard Severance Pay. Standard Severance Pay is equal to one-half ( 1/2) month of Base Pay.

(2) Standard Pension Benefit Continuation. A Participant will be entitled to receive continued pension benefit accrual under the Wachovia Corporation Pension Plan for one-half ( 1/2) month after his or her Termination Date; provided that the Participant participated in the plan on his or her Termination Date. With the exception of continued pension benefit accrual described herein, all other benefits provided by Wachovia to the Participant will be subject to the terms of the respective plans and will be treated as though the Participant terminated employment on his or her Termination Date.

(b) Enhanced Severance Benefits. A Participant who signs and does not revoke his or her signature on a Severance Agreement and Waiver will receive Enhanced Severance Pay and Enhanced Pension Benefit Continuation.

(1) Enhanced Severance Pay. A Participant is eligible for severance payments equal to an amount as determined below:

(A) Vice President and Below: A Participant in this job category shall receive as Enhanced Severance Pay the greater of one-half ( 1/2) month of Base Pay, for each completed Year of Service or six (6) months of Base Pay.

(B) Senior Vice President and Above: A Participant in this job category shall receive as Enhanced Severance Pay the greater of one-half ( 1/2) month of Base Pay for each completed Year of Service or twelve (12) months of Base Pay.

(C) 10 But Less than 20 Years of Service: A Participant who has completed at least ten (10) Years of Service, but less than twenty (20) Years of Service, shall receive one (1) month of Base Pay in addition to the applicable Enhanced Severance Pay described above.

(D) 20 or More Years of Service: A Participant who has completed twenty (20) or more Years of Service shall receive two (2) months of Base Pay in addition to the applicable Enhanced Severance Pay described above.

A Participant is eligible for severance payments equal to an amount as specified in subsections (A) or (B) of this Section 3.2(b)(1) based upon his or her official title.

(2) Enhanced Pension Benefit Continuation. A Participant will be entitled to receive continued pension benefit accrual under the Wachovia Corporation Pension Plan from his or her Termination Date until the last day of the Enhanced Pension Benefit Continuation Period; provided that the Participant participated in the plan on his or her Termination Date and is eligible for Enhanced Severance Pay. With the exception of the continued pension benefit accrual herein, all other benefits provided by Wachovia to the Participant will be subject to the terms of the respective plans and will be treated as though the Participant terminated employment on his or her last day of active employment with Wachovia.

(c) The Participant’s participation in active health and welfare plans, voluntary insurance programs and health care and dependent care spending account arrangements will terminate as of the last day of the month in which the Participant’s Termination Date occurs. However, the Participant will be eligible for continuation coverage under COBRA with respect to medical, dental, vision and health care reimbursement account benefits beginning on the first day of the month following the Participant’s Termination Date; provided that the Participant participated in these benefit plans on his or her Termination Date.

(d) During the period of continuation coverage under COBRA, the Participant may continue medical coverage at the premium rates for Employees for a period equal to the lesser of (1) the period of time the Participant is eligible for continuation coverage under COBRA, or (2) the period of time the Participant receives Enhanced Severance Pay. To the extent the period of continuation coverage under COBRA exceeds the period the Participant receives Enhanced Severance Pay, beginning on the first of the month following the end of the Enhanced Severance Pay period, the Participant shall be responsible for the entire premium required to be paid to continue coverage under COBRA for the remainder of the 18-month period of COBRA continuation coverage.

(e) During any period of continuation coverage under COBRA, the Participant shall be required to remit to Wachovia the after-tax cost of benefits continuation coverage.

3.3 Special Rules for Prudential Financial Participants:

(a) Except as otherwise provided in Section 3.3(b), the amount of severance benefits payable to Prudential Financial Participants who terminate employment on or after January 1, 2005 shall be determined in accordance with Section 3.2.

(b) Notwithstanding (a) above, Prudential Financial Participants who terminate employment during the 2005 calendar year will be entitled to receive severance pay, depending upon job category and completed Years of Service, in accordance with the terms and conditions set forth on Appendix B only under the following circumstances (i) they were not Private Client Group Financial Advisors or Financial Advisors in the Career Development Program on or before the Closing Date, (ii) they are not employed by Wachovia Securities LLC in a position for which the job code is listed in Appendix C, (iii) they are advised in writing on or before December 31, 2004 of a Termination Date in calendar year 2005, (iv) they are advised in writing that that the termination of their employment in 2005 is a result of the integration between Wachovia and Prudential, and (v) they sign and do not revoke a Severance Agreement and Waiver. If a Prudential Financial Participant does not sign or revokes a Severance Agreement and Waiver will not be entitled to any severance pay under the Plan.

3.4 Payment:

Standard Severance Pay shall be paid in a lump sum as soon as reasonably practicable following the Participant’s Termination Date (but in no event later than 2 1/2 months after the end of the calendar year in which the Participant’s Termination Date occurs). Enhanced Severance Pay shall be paid as follows: As soon as reasonably practicable following a Participant’s Termination Date (but in no event later than 2 1/2 months after the end of the calendar year in which the Participant’s Termination Date occurs), a Participant who is eligible to receive Enhanced Severance Pay shall receive an amount equal to six (6) months of Base Pay in a lump sum. The remaining amount of the Participant’s Enhanced Severance Pay shall be paid in semi-monthly installments on regularly scheduled pay dates for the period of time the Participant is eligible to receive Enhanced Severance Pay, as determined in accordance with subsections (i) through (vi) of Section 3.2(b)(l), with such payments commencing as soon as reasonably practicable in the first pay period of the seventh month following the Participant’s Termination Date. In no event will Enhanced Severance Pay be paid unless, and until, the Participant returns a properly signed Severance Agreement and Waiver and the applicable revocation period has expired.

If a Participant who becomes re-employed by Wachovia within the first six months following the Participant’s Termination Date, the Participant must repay to Wachovia a pro rata portion of the severance pay received based on the difference between the number of months (calculated into days) of severance pay received and the number of days between the

Participant’s Termination Date and the date the Participant became re-employed by Wachovia. If a Participant who received severance benefits in installments payments becomes re-employed by Wachovia prior to the expiration of the period for which the installment payments were to be provided under this Plan, severance benefits will cease on the Participant’s rehire date with Wachovia.

3.5 Taxes, Other Deductions and Other Obligations: The amount of any benefit under this Plan is subject to withholding of federal, state, and local taxes, and all other legally required or otherwise authorized deductions. In addition, if an Eligible Employee becomes entitled to a distribution of benefits under the Plan, and if at the time of payment the Eligible Employee has outstanding any debt, obligation, or other liability representing an amount owing to Wachovia (as determined by the Plan Administrator), then in the sole and absolute discretion of Wachovia, the benefit otherwise distributable may be offset by such amount.

3.6 Limitations on Benefit:

(a) Notwithstanding Section 3.2, except as provided in the next sentence, in no event shall the total amount of severance pay payable to a Participant under this Plan exceed twice his or her total Base Pay paid during either (1) the twelve (12) month period preceding his or her Termination Date or (2) the calendar year preceding the calendar year preceding his or her Termination Date, and payment of the severance pay shall not extend beyond twenty-four (24) months following his or her Termination Date. The foregoing sentence shall be interpreted in accordance with ERISA and applicable regulations thereunder.

(b) The total amount of severance pay payable to a Prudential Financial Participant who is eligible for severance benefits under Appendix B (as determined in accordance with Section 3.3) is subject to the limitation set forth in Appendix B.

(c) Notwithstanding any provision of the Plan to the contrary, the amount of severance pay provided under this Plan may be reduced by any amount paid to a Participant to comply with the Worker Adjustment and Retraining Notification Act, or any other applicable employee notification law.

3.7 Other Severance Benefits:

(a) Except as provided in Section 3.7(b) below with respect to certain former employees of SouthTrust Corporation, if an Eligible Employee is eligible to receive severance-type benefits under another employee benefit plan of Wachovia that are greater, in the aggregate, than benefits due under the Plan, as determined by the Plan Administrator, the Eligible Employee shall receive benefits under such plan only, in lieu of any other benefits under the Plan. If the severance-type benefits the Eligible Employee is eligible to receive under another employee benefit plan of Wachovia are less than the benefits payable under the Plan, the Eligible Employee may elect to receive benefits under the Plan, in lieu of the severance-type benefits payable under the other employee benefit plan, by waiving such severance-type benefits in a manner proscribed by the Plan Administrator and signing (and not revoking the signature on) the Severance Agreement and Waiver. The Plan Administrator, in its sole discretion, will determine whether a benefit plan is a severance-type plan for purposes of this provision and the extent and manner in which benefits may be waived, as applicable, pursuant to this Section 3.7.

(b) Each SouthTrust Participant who (i) was party to an employment agreement with SouthTrust Corporation prior to the SouthTrust Merger that becomes effective upon a change in control (the “Change in Control Agreement”) and (ii) whose employment is subsequently terminated by Wachovia at any time on or after December 31, 2004 but prior to the end of the effective period of such Change in Control Agreement (a “CIC SouthTrust Participant”), shall be (A) entitled to receive severance payments in accordance with the terms of the Change in Control Agreement, (B) eligible for Enhanced Pension Benefit Continuation for the maximum Enhanced Pension Benefit Continuation Period in accordance with the terms of the Plan; provided that pension earnings for purposes of determining continued pension benefit accrual under the pension plan shall be based on the rate of Base Pay in effect immediately prior to the CIC SouthTrust Participant’s Termination Date and (C) permitted, in accordance with Section 3.2(c) of the Plan, to continue medical coverage at the premium rates for Employees then in effect for a period of time after the end of the Enhanced Pension Benefit Continuation Period described in (B) equal to the lesser of (I) the duration of the period over which severance payments are to be made under the terms of the CIC SouthTrust Participant’s Change in Control Agreement or (II) 18 months; provided, however, that as a condition to receipt and continued receipt of the foregoing benefits, each such CIC SouthTrust Participant must sign and not revoke a general release and covenant not to compete agreement and must comply with the conditions to receiving benefits set forth in Sections 4.1 and 4.2 of the Plan. The covenant not to compete with Wachovia will extend for the twenty-four month period immediately following the CIC SouthTrust Participant’s Termination Date. The Plan Administrator has sole discretion to determine whether the CIC SouthTrust Participant has engaged in activities that violate the foregoing provisions. If the Plan Administrator determines that a violation has occurred, it may in its sole discretion terminate the CIC SouthTrust Participant’s entitlement to severance benefits and may initiate proceedings to recover any lump sum payment or other payment the CIC SouthTrust Participant has received. Benefits provided under the Plan to a CIC SouthTrust Participant shall be subject in all respects to the terms and conditions of the Plan.

(c) If a CIC SouthTrust Participant does not sign, or revokes a general release and covenant not to compete agreement, the CIC SouthTrust Participant shall only be entitled to receive Standard Pension Benefit Continuation in accordance with Section 3.2(a). If a CIC SouthTrust Participant does not sign, or revokes a general release and covenant not to compete agreement, the CIC SouthTrust Participant shall only be entitled to receive severance payments in accordance with the terms of his or her Change in Control Agreement.

3.8 Funding: Wachovia shall contribute the amount required to pay severance benefits under this Plan out of the general assets of Wachovia at the time such benefits are to be paid. There shall be no special fund out of which severance benefits shall be paid.

Section 4. Conditions that May Cause Benefits to End.

4.1 Conditions to Receiving Benefits: As a condition to receipt and continued receipt of benefits under the Plan, the Participant agrees:

•	to return all property of Wachovia that is in his or her possession, including but not limited to, all keys to Wachovia’s offices, pagers and all Wachovia documents, records and equipment;

•	not to make critical, negative or disparaging remarks about Wachovia, its affiliates, officers, directors, employees, or representatives; and

•	for a period of two (2) years from his or her termination date, not to hire, solicit or encourage any employee of Wachovia to leave employment with Wachovia.

The Plan Administrator has sole discretion to determine whether the Participant has engaged in activities that violate these provisions. If the Plan Administrator determines that a violation has occurred, it may in its sole discretion terminate the Participant’s entitlement to severance benefits and may initiate proceedings to recover any lump sum payment or other payment the Participant received.

4.2 Actions That May Cause Benefits To End: Standard or Enhanced Severance Benefits will not be paid, or will be discontinued, if the Participant (a) accepts reemployment with Wachovia (other than as a temporary employee through FirstPlace, or its successor), or (b) engages in conduct harmful to Wachovia that would result in termination if engaged in by a current employee. The Plan Administrator has sole discretion to determine whether the Participant is or remains eligible to receive severance benefits. If the Plan Administrator determines that the Participant is no longer eligible for severance benefits, it may in its sole discretion terminate the Participant’s entitlement to severance benefits and may initiate proceedings to recover any lump sum payment or other payment received.

Section 5. Important Plan Administration Information.

5.1 Plan Amendment and Termination: Wachovia Corporation reserves the right in its discretion to terminate the Plan or amend the Plan in any manner at any time. Any amendment or termination of the Plan shall be effective when adopted and ratified by a majority of the Board or, to the extent specifically authorized by the Board, by the Plan Administrator, a corporate officer, committee or the most senior officer of the Human Resources Division of Wachovia Corporation. Such amendment may be applied retroactively or prospectively. Any amendment will not affect the Plan benefits of those who are receiving payment of benefits. Benefits for other employees, however, may be reduced or eliminated at any time. Upon termination of the Plan, Wachovia Corporation shall take all necessary steps to effectuate such termination. Prior practices by any employer or entity related to Wachovia Corporation shall not diminish in any way the rights granted Wachovia Corporation or the Plan Administrator under this section. Oral and other information communications made by Wachovia Corporation or the Plan Administrator or Wachovia Corporation’s or the Plan Administrator’s representatives shall not give rise to any rights or benefits other than those contained in the Plan described herein, and such communications will not diminish Wachovia Corporation’s rights to amend or terminate the Plan in any manner. Notwithstanding any provision of the Plan to the contrary, Wachovia Corporation or the Plan Administrator may amend or terminate the Plan in any manner that Wachovia Corporation or the Plan Administrator deems appropriate, if necessary or appropriate to comply with section 409A of the Code and regulations issued thereunder, or other applicable law, without the consent of any Participant.

5.2 Allocation of Responsibilities: The Plan Administrator (or its designee) shall have the following- duties and responsibilities:

(a) To interpret the provisions of the Plan and to determine the rights of Participants under the Plan, subject to the claims procedure set forth in Section 6;

(b) To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another person or persons or entity as provided in the Plan;

(c) To determine the eligibility of any Employee to be or to become a Participant under the Plan;

(d) To file such reports as may be required by the United States Department of Labor, Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time;

(e) To administer the Plan’s claims procedure to the extent provided in Section 6;

(f) To assume the responsibility for the day-to-day administration of the Plan; and

(g) To make payments to Plan Participants.

5.3 Plan Administrator’s Discretion: Wachovia Corporation, as Plan Administrator, has the exclusive and express discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits and to decide factual and other questions relating to the Plan. Determinations and interpretations of the Plan by the Plan Administrator will be final, conclusive and binding. Any interpretation or determination made pursuant to such discretionary authority shall be upheld on judicial review, unless it is shown that the interpretation was an abuse of discretion (i.e. arbitrary and capricious). The Plan Administrator may adopt such rules and regulations and may make such decisions as it deems necessary or desirable for the proper administration of the Plan.

Section 6. Claims Procedures.

6.1 Right to File Claim: Every Eligible Employee shall be entitled to file a claim for benefits in writing with the Plan Administrator. Claims should be mailed to the Plan Administrator, Executive Severance Pay Plan, Wachovia Corporation, 301 South Tryon Street, Charlotte, North Carolina 28288-0951, or any other address that may be designated from time to time. Claims are required to be in writing.

6.2 Denial of Claim: If a claim is denied in whole or in part, the claimant shall receive a written or electronic notice explaining the denial of the claim, within ninety (90) days after the Plan Administrator’s receipt of the claim or within one-hundred eighty (180) days after such receipt if special circumstances require an extension of time. If the Plan Administrator determines that an extension of time is required, the claimant will be notified in writing of the extension and reason for the extension within ninety (90) days after the Plan Administrator’s receipt of the claim. The extension notice will also include the date by which the Plan Administrator expects to make the benefit determination. The notice of the denial of the claim will contain the following:

(a) Specific reason or reasons for the denial,

(b) Reference to the specific Plan provisions on which the denial is based,

(c) A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary, and

(d) A description of the Plan’s claims review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

6.3 Claims Review Procedure: Claimants have the right to file a written request for a review of the denial of a claim with the Appeals Committee within sixty (60) days after receiving written notice of the denial.

(a) The Appeals Committee shall afford the claimant a full and fair review of the decision denying the claim and shall:

(1) Permit the claimant to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(2) Permit the claimant to submit written comments, documents, records and other information relating to the claim for benefits to the Appeals Committee.

(b) The Appeals Committee’s review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

(c) The Appeals Committee will provide the claimant a written or electronic notice of the decision within sixty (60) days after receipt of the request for review, except that, if there are special circumstances requiring an extension of time for processing, the sixty-day period may be extended for an additional sixty (60) days. If the Appeals Committee determines that an extension of time is required, the claimant will be notified in writing of the extension and reason for the extension within sixty (60) days after the Appeals Committee’s receipt of the request for review. The extension notice will also include the date by which the Appeals Committee expects to complete the review. The notice of an adverse benefits determination on review will contain the following:

(1) Specific reason for the adverse determination,

(2) Specific reference to pertinent Plan provisions on which the determination is made,

(3) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and

(4) A statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to bring a civil action under section 502(a) of ERISA.

For purposes of this Section 6, any action required or authorized to be taken by the Eligible Employee/claimant may be taken by a representative authorized in writing by the Eligible Employee/claimant to represent him or her.

6.4 Limitation of Actions. Any suit for benefits must be brought within one (1) year after the date the Appeals Committee (or its designee) has made a final denial (or deemed denial) of the claim. Notwithstanding any other provision herein, any suit for benefits must be brought within two (2) years after the Participant’s Termination Date.

Section 7. General Provisions.

7.1 Assignment: Benefits payable under the Plan may not be assigned.

7.2 Nonalienation of Benefits: None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect or be entitled to receive, contingently or otherwise, under the Plan.

7.3 Heirs, Assigns, and Personal Representatives:

(a) The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future.

(b) If a Participant dies after his or her Termination Date but prior to the payment of all Standard Severance Pay or Enhanced Severance Pay due, any unpaid Standard Severance Pay or Enhanced Severance Pay shall be payable in a lump sum to the individual named as the beneficiary of basic life insurance proceeds on the Participant’s Beneficiary Designation Form. In the event the Participant has not completed a Beneficiary Designation Form, any unpaid Standard Severance Pay or Enhanced Severance Pay shall be payable as described below:

(1) First, to the Participant’s surviving Spouse or surviving Domestic Partner in a single lump sum payment.

(2) Second, if the Participant does not have a surviving Spouse or a surviving Domestic Partner, to the Participant’s surviving Dependent(s). If the Participant has one surviving Dependent, payment shall be made in a single lump sum to the surviving Dependent. In the event that the Participant has more than one surviving Dependent, payment shall be made in separate lump sums to each surviving Dependent in an amount equal to the unpaid Standard Severance Pay or Enhanced Severance Pay divided by the number of surviving Dependents.

(3) Third, if the Participant does not have a surviving Spouse, a surviving Domestic Partner surviving Dependents, then payment shall be made to the Participant’s estate in a single lump sum.

(c) If a Participant dies after his or her Termination Date but before signing and not revoking his or her signature on a Severance Agreement and Waiver, Enhanced Severance Pay shall be payable to the recipient (as described in Section 7.3(b)) only if the recipient signs, and does not revoke his or her signature on, a Severance Agreement and Waiver, the recipient does not sign, or revokes his or her signature on, a Severance Agreement and Waiver, the recipient shall receive unpaid Standard Severance Pay and will not be entitled to Enhanced Severance Pay. In the event the recipient is a minor, the minor’s legal guardian must sign, and not revoke his or her signature on a Severance Agreement and Waiver in order for the minor to receive unpaid Enhanced Severance Pay. In the event the recipient is the Participant’s estate, the executor of the Participant’s estate must sign in his or her capacity as the executor of the Participant’s estate, and not revoke his or her signature on, a Severance Agreement and Waiver in order for the estate to receive unpaid Enhanced Severance Pay.

(d) Except for a claim for benefits as described in Sections 7.3(b) and (c) above, no heir, executor, administrator, successor or assign of a Participant shall have any claim against Wachovia under the Plan.

(e) For purposes of this Section 7.3, where indicated by capital letters, the following terms shall have the following meanings:

(1) “Beneficiary Designation Form” means any form provided to the Participant by Wachovia for the purpose of designating a beneficiary to receive basic life insurance proceeds in the event of the Participant’s death.

(2) “Dependent” means:

(A) An unmarried child under age 19;

(B) An unmarried child age 19 or older, but under 26, who is enrolled as a full-time student at an accredited school (as determined by an administrator named by Wachovia) on the date of the Participant’s death; or

(C) An unmarried child who became physically or mentally disabled prior to age 19 (or age 26 if the child became disabled while enrolled as a full-time student as described in (B) above), and who is incapable of self-sustaining employment after attaining age 19 (or age 26, if applicable) because of that disability.

For purposes of this Section 7.3(e)(2), a child shall include: the Participant’s natural children; the natural children of the Participant’s Domestic Partner; the Participant’s step-children; the Participant’s Domestic Partner’s or Spouse’s legally adopted children (and children placed for adoption with the Participant); the Participant’s foster children and children for whom the Participant, Participant’s Spouse, or Participant’s Domestic Partner are the legal guardian. The definition of child also includes children related to the Participant, Participant’s Spouse or Domestic Partner by blood or marriage and who were living with the Participant in a regular parent/child relationship on the date of the Participant’s death and who were wholly dependent upon the Participant for support. A regular parent/child relationship does not exist if either of the child’s parents live with the Participant (unless such parent is the Participant’s Spouse or Domestic Partner).

A child will be deemed to be dependent upon the Participant for support if the Participant is divorced and an agreement with the Participant’s former spouse or Domestic Partner permits the Participant to claim a federal income tax deduction for the child.

Dependents do not include children on active duty in the armed services.

(3) “Domestic Partner” means an individual recognized by Wachovia as a Participant’s domestic partner who has satisfied all of the following conditions:

(A) both the Participant and domestic partner are age 18 or older;

(B) neither the Participant nor the domestic partner is legally married to another individual;

(C) the Participant and domestic partner are not blood relatives to a degree which would prohibit marriage between them;

(D) the Participant and domestic partner have shared a principal residence for six (6) consecutive months and intend to do so indefinitely;

(E) the Participant and domestic partner are each other’s sole domestic partner and intend to continue as such indefinitely; and

(F) the Participant and domestic partner are jointly responsible for each other’s basic living expenses during the domestic partnership.

An individual’s status as a Domestic Partner shall terminate upon notice of termination by the Participant or, if earlier, when Wachovia reasonably determines that any of the foregoing conditions are not satisfied.

(4) “Spouse” means the person to whom a Participant is legally married on the date of his or her death.

7.4 Facility of Payment: If any Participant entitled to a benefit under the Plan shall, in the judgment of the Plan Administrator, be physically, mentally or legally incapable of receiving or acknowledging receipt of any payment under the Plan to which he or she is entitled, the Plan Administrator, upon the receipt of satisfactory evidence of the Participant’s incapacity and that another person or institution is maintaining him or her and that no guardian or committee has been appointed for him or her, may cause any payment otherwise payable to him or her to be made to such person or institution. Any payment made pursuant to this Section 7.4 shall fully discharge Wachovia, the Plan Administrator and the Plan to the extent of such payment.

7.5 Communication to Participants: The Plan Administrator shall communicate the material terms of the Plan to Participants and shall provide reasonable notification of benefits available under the Plan.

7.6 Severability: If for any reason, any provision of this Plan is held invalid, such validity shall not affect any other provision of this Plan not held so invalid, and each other such provision shall continue in full force and effect to the full extent consistent with law.

Section 8. Adoption and Withdrawal.

8.1 Adoption by Affiliated Employer: Unless otherwise specifically excluded in the Plan (or any Section hereof or Appendix hereto), an Affiliated Employer shall be deemed to have adopted the Plan if such Affiliated Employer has Employees that are paid on Wachovia Corporation’s or the Affiliated Employer’s U.S. payroll system. To the extent that an Affiliated Employer has Employees, some of whom are paid on Wachovia Corporation’s or the

Affiliated Employer’s U.S. payroll system and others paid on a non-U.S. payroll system, the Affiliated Employer, unless otherwise specifically excluded, is deemed to have adopted the Plan only with respect to those employees paid on the U.S. payroll system.

8.2 Adoption by Other Entity: Any other entity may adopt the Plan, with the approval of the Board, by giving the Board written notice of its adoption of the Plan and the effective date of the adoption.

8.3 Withdrawal by Affiliated Employer: Any Affiliated Employer (or other entity that adopts the Plan in accordance with Section 8.2 above) may withdraw from the Plan at any time by giving three months’ advance written notice to the Plan Administrator of its intention to withdraw, unless a shorter notice shall be agreed to by the Plan Administrator.

Section 9. Construction.

The provisions of the Plan shall be construed and enforced according to the laws of the State of North Carolina, except to the extent such laws shall be superseded by the provisions of ERISA or other applicable federal laws.

IN WITNESS of its adoption of this Wachovia Corporation Executive Severance Pay Plan, Wachovia Corporation has caused this instrument to be executed by its duly authorized officer this 29th day of April, 2005.

WACHOVIA CORPORATION